Exhibit 10.25.1
Named Executive Officer Compensation Information — 2008 Bonus Awards
The table below provides information regarding the RSUs granted to the Company’s named executive officers in lieu of cash payments under the Bonus Plan for the 2008 performance period:

	Value of Cash	RSU Equivalent
Named Executive Officer	Bonus Award (1)	Grant (2)
Ronald W. Barrett, PhD	$266,250.00	9,872
Chief Executive Officer
William G. Harris	$82,687.50	3,065
Senior Vice President of Finance and Chief Financial Officer
William J. Rieflin	$150,820.31	5,592
President
Kenneth C. Cundy, PhD	$83,737.50	3,104
Senior Vice President of Preclinical Development
David R. Savello, PhD	$81,600.00	3,025
Senior Vice President of Development

(1)	Cash Bonus Award amounts determined under the Bonus Plan for the 2008 performance period.

(2)	RSUs granted pursuant to the 2005 Equity Incentive Plan at the close of trading on January 14, 2009 at $26.97 per share (the closing stock price of the Company’s common stock on the Nasdaq Global Select Market), rounded down to the nearest whole share (no fractional shares were issued). The RSUs, which may be settled in stock, are immediately vested in full at the time of grant.